Exhibit 23.3

N   O   V   A        R   E   S   O   U   R   C   E ,       I   N   C.
CERTIFIED PETROLEUM  GEOLOGISTS   *REGISTERED PROFESSIONAL ENGINEERS*   CERTIFIED PETROLEUM GEOPHYSICISTS
Oil & Gas Exploration  and  Production  *  Certified   SEC   Reserves   Valuations

P. O. Box 743324
Dallas, Texas 75374
Tel/Fax(972)530-3930
novapet@tx.rr.com

February 25, 2011

Alamo Energy Corp.
10497 Town and Country Way
Suite 310
Houston Texas U.S.A. 77024
(832) 436-1832

RE: “Certified Updated SEC Reserves Report and Economic Valuation of Lozano Lease located In Frio County, Texas” report dated December 10, 2010.

CONSENT OF TECHNICAL REPORT AUTHOR

Nova Resource, Inc. does hereby consent to the written disclosure of unmodified extracts of Nova’s technical report titled “Certified Updated SEC Reserves Report and Economic Valuation of Lozano Lease located In Frio County, Texas” dated December 10, 2010 (the “Technical Report”) within the Registration Statement on Form S-1/A of Alamo Energy Corp. (the “Registration Statement”).

We, Nova Resource, Inc. and its officers, do hereby state that Nova Resource, Inc. and its officers generated the  technical report and that Nova Resource, Inc. believes that the technical report states fairly and accurately the information in the technical report.

Nova Resource, Inc.

Joseph V. Rochefort
President
P. O. Box 743324
Dallas, Texas   75374